UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2007

INNKEEPERS USA TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	0-24568	65-0503831

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

340 Royal Poinciana Way, Suite 306,
Palm Beach, Florida		33480

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(561) 835-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     On April 15, 2007, Innkeepers USA Trust (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with Grand Prix Holdings LLC, a Delaware limited liability company (“Purchaser”), Grand Prix Acquisition Trust, a Maryland real estate investment trust and a wholly-owned subsidiary of Purchaser (“Merger Sub”), Innkeepers USA Limited Partnership, a Virginia limited partnership and the Company’s operating partnership (the “Partnership”) and Innkeepers Financial Corporation, a Virginia corporation and a wholly-owned subsidiary of the Company (“General Partner” and, together with the Company and the Partnership, the “Innkeepers Parties”).

     Under the terms of the Agreement, the Company will be merged with and into the Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of Purchaser. Merger Sub and Purchaser are affiliates of Apollo Investment Corporation, a Maryland corporation (the “Sponsor”). Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company, other than any shares held by any Innkeepers Party or any wholly-owned subsidiary of the Company (other than shares in accounts that are beneficially owned by third parties), will be cancelled and converted into the right to receive $17.75 in cash, without interest (the “Merger Consideration”). In addition, immediately prior to the effective time of the Merger, all shares of Company restricted stock and performance awards will vest and will be converted into the right to receive the Merger Consideration. All options to acquire shares of Company common stock will be cancelled and, unless otherwise agreed by the holder and Purchaser, will be converted into the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price per share of Company common stock. The Agreement also provides that, as the effective time of the Merger, the limited partnership agreement of the Partnership will be restated and amended to provide that, among other things, each holder of limited partnership units of the Partnership may elect (a) to continue as a limited partner in the Partnership, on the terms and conditions set forth in the amended and restated limited partnership agreement, provided that such unitholder meets certain qualifications (a “Roll-Over Election”), (b) to have each unit be converted into the right to receive the Merger Consideration, or (c) to make a Roll-Over Election with respect to some but not all units.

     Consummation of the Merger is not subject to a financing condition but is subject to customary closing conditions, including approval of the Agreement by the Company’s shareholders.

     The Company has made customary representations and warranties in the Agreement and agreed to customary covenants, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing and covenants prohibiting the Company from soliciting, or providing information or entering into discussions concerning, proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that constitute, or are reasonably expected to lead to, a Superior Proposal (as defined in the Agreement).

     Merger Sub and Purchaser have obtained an equity commitment from the Sponsor and a debt financing commitment from Lehman Brothers Holdings Inc. for the transactions contemplated by the Agreement, to finance the transaction, including to pay the aggregate merger consideration to the Company’s common shareholders (including to holders of

Company options and other equity incentives) and the Partnership’s unitholders and all related fees and expenses.

     The Agreement contains certain termination rights, including if the Company’s Board of Trustees changes its recommendation to the shareholders or enters into a definitive agreement for a Superior Proposal because it determines in good faith, after consultation with outside counsel, that failure to take such action would violate its duty to shareholders under applicable law, and provides that, upon the termination of the Agreement, under specified circumstances, the Company will be required to pay a termination fee of $17 million. In addition, the Merger Agreement provides for Purchaser to pay to the Company (a) a fee of $25 million upon termination of the Merger Agreement under limited circumstances where termination is caused by Purchaser’s failure to obtain debt financing, and (b) a fee of $50 million upon termination of the Merger Agreement where termination is caused by Purchaser’s intentional breach of the Agreement. The Sponsor has provided a written guarantee of Purchaser’s or Merger Sub’s obligations to pay any such fees under the Agreement up to $50 million.

     An affiliate of the Sponsor has agreed to acquire Innkeepers Hospitality Management Inc. upon consummation of the Merger for $45 million, consistent with the provisions of Innkeepers Hospitality Management Inc.'s contracts with the Company applicable on a change of control. It is expected that following the Merger the Company's properties will continue to be managed by an affiliate of Jeffrey Fisher under a contract that is terminable without a termination fee.

     The foregoing summary of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement attached as Exhibit 2.1, which is incorporated herein by reference.

     The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Purchaser, or their respective subsidiaries and affiliates. The Agreement contains representations and warranties by the Innkeepers Parties, on the one hand, and by Purchaser and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Innkeepers Parties, on the one hand, and Purchaser and Merger Sub, on the other hand. Accordingly, the representations and warranties in the Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Innkeepers Parties, Purchaser or Merger Sub at the time they were made or otherwise.

Important Additional Information Regarding the Merger will be filed with the SEC.

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. The final proxy statement will be mailed to shareholders of the Company. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC website at http:// www.sec.gov. The proxy statement and other documents also may be obtained for free from the Company by directing such request to Investor Relations, Innkeepers USA Trust, 340 Royal Poinciana Way, Suite 306, Palm Beach, Florida, telephone 561-835-18000. The Company and its trustees, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of the Company shareholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.

Item 8.01. Other Events.

     On April 16, 2007, the Company issued a press release announcing that it had entered into the Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

     See the Index of Exhibits attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNKEEPERS USA TRUST

By:	/s/ Dennis M. Craven
Name: Dennis M. Craven
Title: Chief Financial Officer

Date: April 16, 2007

INDEX OF EXHIBITS

Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of April 15, 2007, by and among Grand prix Holdings LLC, Grand Prix Acquisition Trust, Innkeepers USA Trust,
Innkeepers USA Limited Partnership and Innkeepers Financial Corporation.*

99.1	Press release dated April 16, 2007.

_____________________

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.